ACQUISITION PURSUANT TO 10(F)3
SCHEDULE A - EQUITIES
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PURCHASE COMPARISON		This Purchase				Comparison			Comparison
Security Information

Issuer				United Pan-Europe				Sonera			Panafon Hellenic 					Communications N.V.							Tellecommunications
															Co S.A.

Market on which traded		Amsterdam					Finland			Greece

First Date of Sale		02/10/1999					11/10/1998			11/18/1998

Offering Price			Euro 29					FIM 36-45			GRD4700-5100

Principal Amount of
Offering				40,000,000 shares				100,150,000 shares	33,312,500

Commission/Spreads on
profit				Euro1.45					n/a				Total 3%

Written Statement Price
no higher				Yes-price set for all except		Yes pg 5 (except for 	Yes price per share set at
					for discount to security		Sonera's employees)	one price for intl offer


Eligible Offering/pre-
emptive rights			n/a						n/a				n/a

Eligible 144(a) Offering	Yes						Yes				No

Principal amount of same
class	sold to QIBs		n/a						n/a				n/a

Principal amount of same
class in concurrent public
offering				17,600,000 Shares				n/a purchased under 	n/a
											reg-s

If Eligible 144(a)		Yes-purchase under reg-s		n/a purchased under 	n/a
											reg-s

Exempt from registration
under S4(2) SA93 or
Rules 501-8				n/a						n/a				n/a

Seller reasonably believes
buyers are QIBs			n/a						n/a				n/a

Seller reasonably believes
securities eligible for
resale to QIBs			n/a						n/a				n/a

if Eligible Foreign
Offering				Yes						Yes				Yes

Regulation by foreign
financial regulatory
authority				Amsterdam SE, NYSE			FFSA (Finnish Financial	YES Athens and London 											Supervision Authority)	Stock Exchanges

Securities offered at
fixed price to all		Yes						Yes				Yes
(except pre-emptive rights)	n/a						n/a				n/a

2 Yrs audited financial
statements vis that
authority				Yes						Yes				Yes pF1

Available to
public/purchasers			Yes						Yes				Yes pF1

Domestic issuers			n/a						n/a				n/a

a class reg under 12(b)
or 12(g) 1934 Act			n/a						n/a				n/a

required to file reports
re 15(d) 1934 Act			n/a						n/a				n/a

files requisite material
pursuant to 13(a)or
15(d) for a least 12		n/a						n/a				n/a

Representation that
sufficient info to ensure
secs marketable			Yes-requirement re ADSs 		Yes-requirement re 	Yes-listing on   					on NYSE					ADSs on NYSE		Athens and London
															Stock Exchanges

1st Public Offering		02/10/1999					11/10/1998			11/18/1998

Total Market
Capitalisation FIM, HKD,
DM					Euro 960,000,000 -			FIM 3605400000 - 		GRD 1,204bn - 1,307bn
											4506750000
in USD @ rate FIM
4,9710:USD1.00 Euro
0.86341:USD1.00			USD 1,111,870,374 -			USD 725286663 - 		US$4.285 - 4.649bn
											906608328

Continuous Dividends/share	yes						yes				none

Average Trading Volume
(4 weeks)				n/a						1431335 shares 		none
											(11/11/1998-01/20/1999)

Industry Sector			Telecomm					Telecomm			Telecomm

Yrs Continuous Operation	Formation in 1995 and IPO in 1998	1928 + demerger 1998	1992

Trade Details
General Information

Date Purchase			02/10/1999					11/10/1998			11/18/1998

Settlement Date			02/17/1999					11/13/1998			12/01/1998

Par Value				Euro 0.30					FIM 2.50			GRD 100

Affiliated Broker Dealer
Manager/Co-Manager		Deutsche Bank AG London			Deutsche Bank AG 		Deutsche Bank
											London

Firm Commitment
Underwriting			Yes						Yes				Yes

Registered with SEC		Yes						Yes				No

Fund Information

Fund Name				Morgan Grenfell International 	Morgan Grenfell		Morgan Grenfell Emerging
					Select Equity Fund, Morgan 		International Equity	Markets Equity Fund
					Grenfell International Small 		Fund						 					Cap Equity Fund

Amount of Purchase		Total of 4,000 shares			$9052.50			20,196,000 GRD/3,960 shares

Underwriter(s) from whom
purchased				Morgan Stanley				Merrill Lynch		Warburg Dillon Reed

% of Principal amount
purchased by fund			Total 0.01%					Less than 0.001%		0.01%

% of Principal amount
purchased by Associated
Funds					Total 0.01%					Less than 0.001%		na

Total					Total 0.01%					Less than 0.001%		0.01%

% of QIBs and public
offering purchased by
fund					n/a						n/a				n/a

% of QIBs and public
offering purchased by
associated funds			n/a						n/a				n/a

Total					n/a						n/a				n/a
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